Exhibit 99.1

Rajesh K. Shah

(616) 803-2143

rshah@xrite.com

FOR IMMEDIATE RELEASE

X-Rite to Pay Off High-Interest Second Lien Indebtedness

GRAND RAPIDS, Mich., September 30, 2010 – X-Rite, Incorporated (NASDAQ:XRIT) today announced that as part of the Company’s ongoing efforts to deleverage its balance sheet and to lower the Company’s cost of capital, it will pay off in full the remaining principal balance of $26.4 million on its 14.375% Second Lien Indebtedness with cash on hand and borrowings under its revolving credit facility. Net interest savings are expected to be about $2.8 million on an annual basis.

“We are very pleased to report that X-Rite’s improved operating results have produced the ability to use a combination of cash on hand and revolver borrowing capacity to pay off this high cost debt and also achieve a net reduction in secured debt of approximately $10 million,” said Rajesh K. Shah, X-Rite’s Chief Financial Officer.

Through an amendment to its First Lien Credit facility, the Company will also be able to pay cash dividends on its Mandatorily Redeemable Preferred Stock rather than issuing additional preferred shares to pay the dividend, subject to satisfaction of certain conditions specified in the amendment.

About X-Rite

X-Rite is the global leader in color science and technology. The Company, which now includes design industry color leader Pantone LLC, develops, manufactures, markets and supports innovative color solutions through measurement systems, software, color standards and services. X-Rite’s expertise in inspiring, selecting, measuring, formulating, communicating and matching color helps users get color right the first time and every time, which translates to better quality and reduced costs. X-Rite serves a range of industries, including printing, packaging, photography, graphic design, video, automotive, paints, plastics, textiles, dental and medical. For further information, please visit www.xrite.com.

Forward-looking Statements

This release contains forward-looking statements based on current expectations, estimates, forecasts and projections about our business and the industry in which we operate and management’s beliefs and assumptions. Forward-looking statements may be identified by the use of forward-looking terms such as “may,” “will,” “should,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “projects,” “targets,” “forecasts,” “model,” and “seeks” or the negative of such terms or other variations on such terms or comparable terminology. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that could cause actual outcomes and results to differ materially. These risks and uncertainties include, but are not limited to, risks associated with our international operations; our substantial debt level; the possibility that the market for the sale of certain products and services may not develop as expected; our ability to protect our intellectual property rights; the existence or enactment of adverse U.S. and foreign government regulation; the risk that the development of products and services may not proceed as planned; adverse general domestic and international economic conditions including interest rate and currency exchange rate fluctuations; the difficulty of efficiently managing our cost structure for capital expenditures, materials and overhead, as well as operating expenses such as wages and benefits due to the vertical integration of our manufacturing processes; the impact of competitive products or technologies and competitive pricing pressures; potential business disruptions; the economic downturn in the global economy; and other risks that are described from time to time under the heading “Risk Factors” in our annual and quarterly reports on Form 10-K and 10-Q filed with the Securities and Exchange Commission. Readers of this information are cautioned not to place undue reliance on these forward-looking statements, since, while we believe the assumptions on which the forward-looking statements are based are reasonable, there can be no assurance that these forward-looking statements will prove to be accurate. This cautionary statement is applicable to all forward-looking statements contained in this release. We undertake no obligation to update, amend or clarify forward-looking statements, whether as a result of new information, future events or otherwise.

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